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                                                                      EXHIBIT 11
                                                                      ----------
                      CREATIVE COMPUTER APPLICATIONS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE





                                                                              Three Months Ended  November 30,
                                                                                2000                       1999
                                                                         ------------------         ------------------

AVERAGE MARKET PRICE PER SHARE                                           $             0.76         $            2.34
                                                                         ==================         ==================

NET INCOME (LOSS)                                                        $         (421,449)        $         157,332
                                                                         ===================        =================

Basic weighted average number of common
     shares outstanding                                                           3,173,575                 3,122,925
Diluted effect of stock options                                                          --                   436,299
                                                                         ------------------         -----------------

Diluted weighted average number of common
     shares outstanding                                                           3,173,575                 3,559,224
                                                                         ==================         =================

Basic earnings (loss) per share                                          $             (.13)        $             .05
                                                                         ==================         =================

Diluted earnings (loss) per share                                        $             (.13)        $             .04
                                                                         ==================         =================

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